BANK OF THE POTOMAC

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Henry C. MacKall and John M. Sherwood, or either of them and with full power of substitution, his or her attorney-in-fact and proxy to represent the undersigned at the Special Meeting of Shareholders of Bank of the Potomac, Herndon, Virginia ("Potomac"), to be held on March 1, 1995 at 4:00 p.m. at the Main Office of Potomac, 230 Herndon Parkway, Herndon, Virginia, and at any adjournment thereof, and to vote all shares of stock of Potomac that the undersigned shall be entitled to vote at such meeting. The proxies are instructed to vote on the matter set forth in the proxy statement as specified below.

      1. To approve an Agreement and Plan of Reorganization, dated as of November 18, 1994, and a related Plan of Share Exchange (collectively, the "Agreement") between Potomac and F&M National Corporation ("F&M") providing for a share exchange between Potomac and F&M upon the terms and conditions set forth in the Agreement as described in the Proxy Statement/Prospectus of Potomac and F&M, dated January __, 1995.

                  FOR [__]          AGAINST[__]       ABSTAIN[__]
                                                      (Has the same
                                                      effect as Against)

      2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

      This proxy, when properly signed and dated, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposal number 1 as specified above.

Dated:________________, 1995

                                                _____________________________


                                                _____________________________
                                                Please sign exactly as name
                                                appears on the stock
                                                certificate.  When signing as
                                                attorney, executor,
                                                administrator or trustee,
                                                please give full title.  This
                                                proxy may be revoked at any
                                                time prior to its exercise.